Exhibit 10.2      Assignment of Invention 6/18/96

                             ASSIGNMENT OF INVENTION

               (United States Patent Application No. 08/587, 805)

     In consideration of the payment by ASSIGNEE to ASSIGNOR of the sum of One Dollar ($1.00) and for other good and valuable consideration the receipt of which is hereby acknowledged, DOUGLAS K. BEPLATE ("ASSIGNOR"), of 245 North Lions Head Drive, Washington, Utah 84780, United States of America, hereby sells, assigns, and transfers to EMERGENCY FILTRATION PRODUCTS, INC. ("ASSIGNEE"), a Nevada corporation, whose address is 784 South River Road, P.O. Box 191, St. George, Utah 84790, and the successors, assigns, and legal representatives of the ASSIGNEE, the entire right, title, and interest for the Unite States and its territorial possessions and for all foreign countries, including all rights to claim priority, in and to any and all inventions that are disclosed in the patent application which is entitled "Dual-Filtered Rotary Isolation Valve for Resuscitation" and which is found in United States Patent Application Serial No. 08/587, 805 filed on January 2, 1996, and, in and to, all Letters Patent to be obtained for said invention and, as to letters patent, any reissue, re-examination, or extension thereof and any related statutorily provided periods of market exclusivity.

     ASSIGNOR hereby represents and warrants that no assignment, sale, agreement, or encumbrance has been, or will be, made or entered which would conflict with or be prior in right to this Assignment.

     ASSIGNOR further covenants that ASSIGNEE will, upon its request, be promptly provided with all pertinent facts and documents relating to said invention and said Letters Patent and legal equivalents as may be known and accessible to ASSIGNOR and that ASSIGNOR will testify as to the same in any interference, litigation, or other proceeding related thereto and will promptly execute and deliver to ASSIGNEE or its legal representatives any and all papers, instruments, or affidavits required to apply for, obtain, maintain, issue, and enforce said invention and said Letters Patent and said equivalents thereof which may be necessary or desirable to accomplish the purposes thereof or of this Assignment.

     IN WITNESS WHEREOF, I have hereunto set hand and seal this 18th day of June, 1996.

                                                    ASSIGNOR:

                                                    \S\ Doug K. Beplate
                                                    Doug K. Beplate